                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported)  October 23, 2003
                                                          ----------------------

                                    SPSS INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                          000-22194                36-2815480
--------------------------------------------------------------------------------
(State or Other Jurisdiction of       (Commission            (I.R.S. Employer
Incorporation)                        File Number)           Identification No.)

233 South Wacker Drive, Chicago, Illinois                         60606
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

                                 (312) 651-3000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5: OTHER EVENTS.

         On October 23, 2003, Mr. Bernard Goldstein retired from the Board of Directors of SPSS Inc. Mr. Goldstein has served as a director of SPSS since 1987. Immediately following Mr. Goldstein's retirement, the remaining members of the SPSS Board of Directors appointed Mr. Charles R. Whitchurch to fill the vacant board seat left by Mr. Goldstein. Mr. Whitchurch will serve for a term expiring at the 2005 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

         The Board also appointed Mr. Whitchurch to serve as the Chairman of its Audit Committee and he will serve as the committee's financial expert.

         SPSS believes that Mr. Whitchurch will lend strategic advice and financial expertise to the Board of Directors. He currently serves as the Chief Financial Officer and Treasurer of Zebra Technologies Corporation. Prior to this position, Mr. Whitchurch served as the Vice President, Finance, of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch also held positions as Chief Financial Officer of Resinoid Engineering Corporation and as a Corporate Services Officer with the Harris Bank in Chicago. He holds a bachelors degree in economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University.

         Following the appointment of Mr. Whitchurch, the following directors will constitute the members of the SPSS Audit Committee:

                  Charles R. Whitchurch, Chairman
                  Michael Blair
                  William Binch

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SPSS INC.

                                          By: /s/ Robert Brinkmann
                                             -----------------------------------
                                              Robert Brinkmann,
                                              Assistant Secretary and Controller
Dated:  October 24, 2003




                                       3